Exhibit 10.4
Supply of Goods Agreement with the New Era Health Industry Group Limited dated March 22, 2004
(Translated version)
Supply of Goods Agreement

Party A:	Yan Tai New Era Natural Food Supplement Company Limited

Party B:	Zhejiang University (Hangzhou) Innoessen Bio-technology Inc.
     For economic purpose of both parties and after adequate negotiation, it is hereby agreed as follows:
1. Name, Classification, Specification and Quality of products
a.	Name, Classification and Specification of Products:

Bamboo Leaf Flavone fine powder (EOB-f04); Total flavone: 24 ~ 32%, ash ≤ 5%, lead (Pb) ≤ 2mg/kg, Arsenic(As) ≤ 1mg/kg

Bamboo Leaf Flavone powder (EOB-f04): Total flavone 12 ~ 16%, ash ≤ 8%, lead (Pb) ≤ 1mg/kg, Arsenic (As) ≤ 0.5mg/kg

b.	Standard of product technology (including quality requirement): According to corporation’s standard
2. Quantity of products
     Quantity of orders for 2004 is approximately: EOB-f02 15 tons; EOB-f04 15 tons. Party A must give 15 days’ prior written notification to Party B for each month’s purchases and Party B shall confirm thereof in writing to party A. Party A must inform Party B in writing (by FAX or emails) 20 days’ prior notification in respect of the quantity and delivery time of each order.
3. Standard of packing and supply and return of packing materials of products
a.	Packing of products: according to the agreed standard

b.	All packing expenses shall be borne by Party B
4. Delivery entity, delivery method, transportation mode, destination
a.	Delivery entity: Zhejiang University (Hangzhou) Innoessen Bio-technology Inc.

b.	Delivery method: Party B is responsible to arrange for delivery

c.	Expenses: To be borne by Party B

d.	Transportation: Railway or truck transportation

e.	Delivery destination and products receiving entity (or recipient): The address location of Party A. If Party A wishes to change the delivery destination or products recipient, it has to give 10 days’ notice to Party B before the delivery date.
5. Deadline of delivery / withdrawal of products
a.	The date of delivery is the date of the transportation company’s stamping to transport the products as instructed by Party B.

b.	The date of withdrawal of products by Party A itself is the date which Party B notifies Party A in accordance with the agreement. In the buyer’s notification of withdrawal of products, it must give the seller necessary time for delivery. The actual delivery or withdrawal of goods being earlier or later than as stipulated in the agreement will be considered as early or late delivery or withdrawal of the products.

c.	The delivery of products by Party B is the actual date of delivery of the products.
6. Price of goods and payments

a.	Price of goods:	EOB-f02	RMB700 / kg;
		EOB-f04	RMB300 / kg

b.	Payment for purchases:	Party B will deliver the products upon receipt of payment from Party A

c.	Other agreed terms:	A discount of 5% will be given upon the purchase of the same product up to 5 tons and a discount of 10% will be given upon the purchase of the same product up to 10 tons
7. Inspection of products

a.	Time of inspection:	Within one week after products arrive at destination

b.	Method of inspection:	As agreed by both parties

c.	Standard of inspection:	According to Clause 1 of the agreement

d.	Mode of confirmation:	By Fax or emails
8. About the time limit and method to notify discrepancy of products
a.	In the process of inspection of the products, if Party A is aware of any discrepancy in terms of classification, model, specification and quality, Party A shall store the products properly and notify Party B of the discrepancy found within one week.

b.	If Party A does not notify Party B of the discrepancy found within the time limit, the products shall be regarded as delivered as specified in the agreement.

c.	Party A shall not dispute if the products have been used, kept and maintained improperly by Party A, resulting deterioration thereof.

d.	Upon receipt of Party A’s notification of discrepancy, Party B shall deal with it within a week’s time otherwise it shall be treated as that Party B has agreed to the discrepancy as notified and the rectification as proposed by Party A.

e.	The purchaser shall specify in its notification of discrepancy the product name, model number, specification, trademark, license number, approval number, certificate of compliance or warranty certificate number, quantity, packing, method of inspection, condition of inspection and certificate of inspection and proposal of rectification and those items which must be specified as agreed.
9. Obligation on breach by Party B
a.	Party B shall promptly notify the purchaser of non-delivery of the products and unless otherwise with the consent of the purchaser, Party B shall pay a damage equivalent to 20% of the purchase price of the products in respect of which Party B failed to deliver.

b.	Products delivered by Party B which classification, model number, specification and quality are not as specified in the agreement, the price of the products shall be adjusted by negotiation if the products are still usable. If the products are un-usable, Party B shall be responsible to arrange for replacement thereof and bear the actual expenses for the replacement. If Party B does not arrange for replacement of the un-usable products, the products ordered shall be considered as not delivered.

c.	Party B shall pay a penalty to Party A in respect of late delivery of products, calculated in accordance with the portion of the sale proceeds of the products of the late delivery and shall be responsible to compensate Party A of all loss and damage which Party A may have suffered as a result of the late delivery.

d.	For the sake of Party B, if the products are delivered to a wrong destination or recipient, Party B, besides that it shall deliver the products to the right destination and recipient as specified in the agreement, it also shall pay all actual expenses incurred and damage to Party A in respect of the late delivery. Party B shall bear all additional expenses if it changes the route and means of transportation by its own.

e.	If the products are delivered earlier than the date as agreed, Party A is only obliged to settle the payment as specified in the agreement.
10. Responsibility on breach of Party A
a.	In the case that Party A returns the products as delivered, it has to pay Party B an amount equivalent to 20% of the sale price of the products as the penalty.

b.	If Party A does not withdraw the products on the date as specified in the agreement, it shall pay to Party B a penalty for late withdrawal and in addition, it shall pay a fee for safe keeping and maintenance of the products.

c.	Part A shall compensate Party B for late payment.

d.	If Party A does not accept delivery as specified in the agreement, it shall pay a penalty and damage to Party B as a result of the non-acceptance of delivery.

e.	If Party A wrongly notifies Party B of the destination and recipient, it shall bear the responsibility to compensate Party B.
11. Force Majeure
     Any of the parties for superior force reasons cannot perform its obligations under the agreement shall forthwith notify the other party of the reason and provide evidence of the non-performance within 15 days that it cannot fully or partially perform its obligations under the agreement and request for an extension of time to perform, partially perform or not to perform its obligation in the agreement and, according to practical circumstances, request for an exemption of part or all responsibility in respect of the non-performance.
12. Settlement on disputes
     If there are disputes in the course of performing the obligations of the agreement, the disputes shall be resolved by friendly negotiation of both parties, failing which, the disputes shall be resolved in the following manner:
a.	to be decided by arbitration under the supervision of the local arbitration authority;

b.	to be litigated in the People’s law courts.
13. Others
     The penalty, compensation, maintenance fee and various economic damages shall be settled within 10 days after the determination of the responsibility, otherwise, it shall be considered as a late payment.
     This agreement shall be in force as from March 22, 2004. The agreement shall not be modified nor determined by any of the parties hereof. Any part of this agreement being deficient shall be supplemented after negotiation. Terms in the supplemental agreement shall have the same binding effect as this agreement. This agreement shall be executed in duplicates and each party shall retain one executed copy.

Party A:	Yan Tai New Era Natural Food Supplement Company Limited (Company’s Chop)

Legal representative:	Yin Hesheng

Authorized Person:	Liu Zhihe (/s/ Liu Zihe, with company chop of Party A)

Address:	Block 4, No. 30 Zhu Jiang Lu, Yan Tai Development District, Yan Tai

Bank:	Industrial Bank, Yan Tai Development District

Account No.:	1606020809022180477

Telephone:	0535-6378544

Postal Code:	264006

Party B:	Zhejiang University (Hangzhou) Innoessen Bio-technology Inc. (Company’s Chop)

Authorized Person:	Zhang Ying (/s/ Zhang Ying, with company chop of Party B)

Address:	13th Floor, Qian Jiang Science Building, 388 Wen San Lu, Hangzhou, Zhejiang

Bank:	Shanghai Pudong Development Bank, Wenhui Branch, Hangzhou

Account No.:	95140155300000059

Telephone:	0571-88216326/88216324

Postal Code:	310012